Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-172862 and No. 333-263342) on Form S-3 and (No. 333-205098 and No. 333-199234) on Form S-8 of our reports dated February 21, 2023, with respect to the consolidated financial statements and financial statement schedule III of InvenTrust Properties Corp. and the effectiveness of internal control over financial reporting.

/s/ KPMG, LLP

Chicago, Illinois
February 21, 2023